Exhibit 10.32

EXECUTION COPY

AMENDMENT NO. 3

AMENDMENT NO. 3 (this “Amendment”), dated as of June 21, 2009, to the Amended and Restated Credit Agreement, dated as of November 19, 2004 (as amended from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement), among Global Payments Direct, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) by deleting the following existing defined terms in their entirety and inserting in lieu thereof the following new defined terms

“Applicable Margin”: with respect to (a) any LIBOR Loans, 1.75%, (b) any CIBC Offered Rate Loans, 1.75% and (c) any Prime Rate Loans, 0.75%.

2. Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received the duly executed counterparts to this Amendment from the Borrower, the Administrative Agent and each Lender.

3. Representations and Warranties.

(a) On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 3 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date; and

(b) Since May 31, 2009, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4. Continuing Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

5. Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent and the Lenders for all their reasonable costs and out- of-pocket expenses incurred in connection with the review, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.

6. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their respective duly authorized officers as of the day first above written.

GLOBAL PAYMENTS DIRECT, INC.

By:	/s/ Suellyn P. Tornay
Name:	Suellyn P. Tornay
Title:	Corporate Secretary

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ David C. Lee
Name:	David C. Lee
Title:	Managing Director

By:	/s/ Raj Khanna
Name:	Raj Khanna
Title:	Director

CIBC INC., as a Lender

By:	/s/ Dominic J. Sorresso
Name:	Dominic J. Sorresso
Title:	Executive Director

CIBC World Markets Corp.
Authorized Signatory